UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 13, 2018
(Date of Report (date of earliest event reported)

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1212 Terra Bella Avenue Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of IRIDEX Corporation (“IRIDEX” or the “Company”) held on June 13, 2018 (the “Annual Meeting”), the stockholders of IRIDEX elected the following individuals to the Board of Directors. Each Director will serve for the ensuing year or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes*
William M. Moore	8,377,739	116,161	100	2,337,728
David I. Bruce	8,383,688	110,212	100	2,337,728
Sanford Fitch	8,377,439	116,461	100	2,337,728
Ruediger Naumann-Etienne, Ph.D.	8,414,388	79,512	100	2,337,728
Ann D. Rhoads.	8,206,015	287,885	100	2,337,728
Maria Sainz.	8,414,588	79,312	100	2,337,728

* Broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at the Annual Meeting.

Proposal	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify the appointment of BPM LLP as the independent registered public accountants of the Company for the fiscal year ending December 29, 2018	10,823,459	8,137	132	0
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement	5,692,571	2,050,701	750,728	2,337,728
Proposal to approve the amended and restated 2008 Equity Incentive Plan	7,174,848	573,424	745,728	2,337,728

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ WILLIAM M. MOORE
WILLIAM M. MOORE
President and Chief Executive Officer

Date: June 13, 2018

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